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McGLADREY & PULLEN
Certified Public Accountants

                                                                    Exhibit 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement of Valley Bancorp on Form S-1 (No. 333-117312) of our report, dated January 30, 2004, appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to our Firm under the caption "Experts" in such Prospectus.

                                                     McGLADREY & PULLEN, LLP

                                                     /s/ McGladrey & Pullen, LLP
                                                     ---------------------------

Las Vegas, Nevada
August 25, 2004

McGladrey & Pullen, LLP is an independent member firm of RSM International, an affiliation of independent accounting and consulting firms.